Exhibit 23.1

Consent of Independent Registered Certified Public Accountants

Board of Directors

DNAPrint Genomics, Inc.

Sarasota, Florida

As independent registered certified public accountants, we hereby consent to the use in this Registration Statement on Form SB-2/A of our report dated March 8, 2007 with respect to the consolidated financial statements of DNAPrint Genomics, Inc. as of and for the year ended December 31, 2006.  We also consent to the reference to us under the heading “Experts” in such Registration Statement Amendment.

/s/ Pender Newkirk & Company LLP

Pender Newkirk & Company LLP

Certified Public Accountants

Tampa, Florida

August 2, 2007